UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

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CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)
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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
(Address of principal executive offices) (Zip Code)

(702) 941-7250
Registrant’s telephone number, including area code

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Copies to:
Donald G. Davis, Esq.
Law Offices of Davis & Associates, Inc.
PO Box 12009
Marina Del Rey, CA 90295
Phone: (310) 823-8300
Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Certain Officers; Compensatory Arrangement of Certain Officers

A. Effective July 1, 2010, the Board of Directors acted, in each case with the conflicted director abstaining, to compensate key Executive Officers of registrant for past services completed during the preceding year, by the issuance of stock options to acquire registrant’s common stock. Under the Company's Cord Blood America, Inc. 2010 Flexible Stock Plan.

These options granted are vested immediately, have a ten year term, or through July 1, 2020, and are exercisable at an exercise price of $0.0053 per share, which was the closing stock bid price for the registrant’s common stock on July 1, 2010.

These Options were granted for past services to the following key Executive Officers as bonus compensation for the periods indicated on  July 1, 2010:

Recipient	Period of Service	Options Granted
Matthew Schissler	2010	15,468,589

Joseph Vicente	2010	7,734,345

The value of the options so issued cannot be calculated as of this date, since they have been issued at the closing bid price of the registrant’s common stock on the date of grant, July 1, 2010.

The Options provide for cashless exercise, permitting the recipient to surrender any Options whose exercise price are below the then market price for the Company’s stock, and received a credit for the difference between each surrendered option’s exercise price and the market price for the Company’s common stock on the date of Option surrender. Such credit is then applied against payment of the exercise price for other Options turned in for exercise.

The number of shares of common stock which may be purchased upon exercise of these Options, and the exercise price, is subject to adjustment in the event of stock splits, stock dividends, merger, reorganization or recapitalization.

B. Effective July 1,  2010, the Board of Directors acted, in each case with the conflicted director abstaining, to provide incentive compensation to the registrant’s key Executive Officers for 2010, by the issuance of unvested stock options to acquire registrant’s common stock which vest on July 1, 2011, so long as the employee is a full time employee of the Company on the vesting date, up to their expiration date on July 1, 2020.

These incentive options were issued to the following key Executive Officers:

Recipient	Vesting Date	Options Granted
Matthew Schissler	July 1, 2020	15,468,589

Joseph Vicente	July 1, 2020	7,734,345

The value of the options so issued cannot be calculated as of this date, since they have been issued at the closing bid price of the registrant’s common stock on the date of grant, July 1, 2010, and will not vest until July 1, 2020.

The Options provide for cashless exercise, permitting the recipient to surrender any Options, once vested, whose exercise price are below the market price for the Company’s stock, and received a credit for the difference between each surrendered option’s exercise price and the market price for the Company’s common stock on the date of Option surrender. Such credit is then applied against payment of the exercise price for other Options turned in for exercise.

The number of shares of common stock which may be purchased upon exercise of these Options, and the exercise price, is subject to adjustment in the event of stock splits, stock dividends, merger, reorganization or recapitalization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: July 7, 2010	By:	/s/ Matthew L. Schissler
Matthew L. Schissler, Chief Executive Officer

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